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                                                                    Exhibit 23.2



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement of Safeguard Scientifics, Inc. on Form S-3 of our report dated February 2, 1999, except for Note R, as to which the date is March 29, 1999, relating to the financial statements of Cambridge Technology Partners (Massachusetts), Inc., which appears in Safeguard Scientifics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Boston, Massachusetts
February 22, 2000